OIL AND GAS PURCHASE AGREEMENT

COMANCHE POINT PRODUCTION COMPANY'S TEJON LEASE PROPERTY

THIS AGREEMENT ("Agreement") is made and entered into this 16th day of March 2004, by and between:

LONGBOW, LLC, a Nevada limited liability corporation ("LONGBOW"), and

FIDELIS ENERGY, INC., a Nevada corporation, or its "Assigns" ("FIDELIS"),

both are here and after referred to as the Parties ("Parties").

This Agreement when accepted and agreed to by the Parties will constitute Agreement by and between FIDELIS and LONGBOW, which provides for the participation in and acquisition of a Working Interest by FIDELIS in the Comanche Point Producing Company, Tejon Lease (the "Property"), lands in Sections 28, 29, 32 & 33, T12N, R18W, S. B. B. & M., Kern County, California, as more fully described in the AMI Map attached as Exhibit "A". Interest conveyed by LONGBOW to FIDELIS through this Agreement shall be subject to all the terms and conditions of this Agreement.

LONGBOW is owner of certain interests in oil and gas leases ("Leases") as more fully described in Exhibit "B" attached hereto covering an embracing certain lands within an area of mutual interest generally within the Comanche Point Oil Field (Comanche Point AMI), as shown on Exhibit "A" attached hereto.

NOW THEREFORE, IN FURTHERANCE OF THE FOREGOING, and in consideration of the mutual covenants, conditions, representations, warranties and agreements contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1) Compensation. As Compensation for its right, title and interest in the Property, FIDELIS shall pay to LONGBOW:

a) Two Hundred Fifty Thousand Dollars ($250,000.00 US), which shall be deposited into the account of LONGBOW, LLC at Bakersfield, California, on or before Twelve noon, April 1, 2004 or no less than ten (10) business days prior to the close of the Property, whichever is sooner. In the event that closing is expected to take place on any date other than April 15, 2004, LONGBOW shall notify FIDELIS no less than Fifteen (15) business days prior to that date.

l) "Carried Working Interest" shall mean a working interest in the Property, which is not responsible for its' proportional share of expenses, but is entitled to its' proportional share of revenues and maintains all other rights of a working interest.
m) "Payout" shall mean an amount of FIDELIS' total Net Revenue generated from the property that is equal to one hundred percent (100%) of the total amount of dollars paid by FIDELIS to account for costs of purchase and specified operations, as set forth in Sections 1 & 5 of this Agreement, and is hereby specified to be Five Hundred and Five Thousand Dollars ($505,000.00).

3). Assignment of Interest.

a) Assignment of interest shall be made to FIDELIS of the Working Interest in the described leases within the Property AMI equal to eighty percent of one hundred percent (80% of 100%) through this Agreement.

b) LONGBOW shall retain a twenty percent of one hundred percent (20% of 100%) Working Interest in the described leases. Said Working Interest shall be a Carried Working Interest until such time as the Pilot Steam Program on the Property is completed. At that time, LONGBOW will assume its proportional share of the costs of operations on the Property.

c) Immediately upon FIDELIS' net revenue from the Property reaching "payout", LONGBOW's interest shall convert to a thirty percent of one hundred percent (30% of 100%) Working Interest in the described leases and LONGBOW will assume its adjusted proportional share of the costs of operations on the Property.

d) Should it be necessary to trade equity for further financing of operations on the Property, the interests of the Parties shall be proportionally reduced to cover that cost.

4) Use of Funds. Upon deposit of funds into the account, LONGBOW, as Operator, shall have total and non-conditional control of the funds to further the interests of the Parties, as provided for under the provisions of this Agreement.

5) Operations.

a) LONGBOW, or its subsidiary CROSSBOW, shall act as Operator for the working interest owners. The Parties shall enter into a Joint Operating Agreement, with CROSSBOW, defining the terms and conditions of the operations. Said agreement is attached hereto as Exhibit "C".

11) Survivorship. This Agreement entered into by and between the parties shall be binding on and inure to the benefit of the parties, their assigns, heirs and successors in interest as to all rights and obligations herein.

12) Amendments. No amendment, change or modification of this Agreement shall be effective unless in writing and signed by both parties hereto.

13) Non-Participation. In no event, prior to the completion of the Pilot Steam Program, may FIDELIS elect not to participate in any operation or activity related to the Property. Failure to elect to participate, or to perform according to its obligations under participation, in a timely manner, shall constitute a material breach of this Agreement and render all further obligations of LONGBOW to FIDELIS null and void. The Parties agree that the penalty for such breach shall be forfeiture of all right title and interest in the Property to LONGBOW.

14) Time is of the Essence. Time is of the essence in the completion of this transaction. The Parties understand and pledge to fulfill all obligations on or before the deadlines set forth in the Agreement. All payments due under the terms of this Agreement must be made in full, on time and without extension. Failure to perform in a timely manner shall constitute a material breach of this Agreement and render all further obligations of LONGBOW to FIDELIS null and void. The Parties agree that the penalty for such breach shall be forfeiture of all right title and interest in the Property to LONGBOW.

15) Notice - Payments. Any notice, request for payment of funds for operations, payment of funds for operations, instruction or other document deemed by any party to be necessary or desirable to be given to another party shall be in writing and shall be hand delivered by courier, mailed by registered mail or certified mail, return receipt requested, postage prepaid, by prepaid deposit with an overnight express delivery service, or faxed with hard copy delivered by mail, addressed as follows:

If to FIDELIS:

FIDELIS ENERGY, INC.
2980 N. Swan Road, Suite 207
Tucson, AZ 85712
Attn: Frank N. Anjakos, III
FAX: (520) 844-8290

If to LONGBOW:

LONGBOW, LLC.
1701 Westwind Dr., Suite #126
Bakersfield, CA 93301
Attn: John W. Howe
FAX: (661) 631-1715

18) Dispute. Any dispute, controversy or claim arising out of or relating to this Agreement or the breach or validity thereof ("Dispute") shall be adjudicated in the Superior Court of the County of Kern, located in Bakersfield, California. The term "Agreement" includes the contract itself and all exhibits and attachments. The parties agree to apply California law, but ignore any conflicts of law that would refer to the law of another jurisdiction. In any action under the provisions of this Agreement, the Losing Party shall pay all costs of the judicial process, including any attorney's, expert witness, or other such fees or costs of the Prevailing Party.

The terms and conditions herein are accepted and agreed to this 24th day of March 2004.

LONGBOW, LLC.

James E. Gabel
Vice President and
Managing Member

FIDELIS ENERGY, INC.

for, POA
Frank N. Anjakos, III
President

CROSSBOW, LLC., as Operator

Brad C. Califf
CEO



COMANCHE POINT
TEJON HILLS
KERN CO. CALIF.
SCALE 1" = 1500
T 12 N R 18 W
See Map W-58
28
33
34
29
32
3
4
COMANCHE POINT FIELD
Exhibit "A"
LONGBOW, LLC.
"AMI"
"Comanche Point Production Company",
Comanche Point Oil Field"
KERN COUNTY, CALIFORNIA
Lands covered:
Sections 28, 29, 32 & 33, T12N R18W, SBB&M

Exhibit "B"

OIL AND GAS LEASES SUBJECT TO THIS AGREEMENT

Lessee Name	Interest	Gross Acres	Net Acres	Lease Date	Term
Tejon Ranch Co.	100%	400	400	06/28/39	HBP

Exhibit "D"

Uses of Working Capital

Production Facilities Upgrades
Acquisition and Installation of Steam Generator
Fuel for Steam Generator
Well Preparation Expenses
All Piping and Flowlines required for Steam Operations
Labor for Steam Operations
Water Well and Pump
Water Tank
Propane Tank and Coupling
Water Softening Equipment
Geological Study
Engineering

TOTAL	**$200,000.00**